Supplemental Financial Information Second Quarter 2025 investors.ironmountain.com

Table of Contents Section I - Q2 Earnings Press Release Q2 2025 Earnings Press Release 3 Section II - Financial Highlights and Organic Growth Financial and Operating Highlights 6 Organic Revenue Growth 7 Section III - Operational Metrics Global Storage Volume 8 Quarterly Operating Performance 9 Year to Date Operating Performance 10 Section IV - Balance Sheets, Statements of Operations and Reconciliations Condensed Consolidated Balance Sheets 11 Quarterly Condensed Consolidated Statements of Operations 12 Year to Date Condensed Consolidated Statements of Operations 13 Quarterly and Year to Date Reconciliation of Net (Loss) Income to Adjusted EBITDA 14 Quarterly and Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 15 Quarterly Reconciliation of Net (Loss) Income to FFO and AFFO 16 Year to Date Reconciliation of Net (Loss) Income to FFO and AFFO 17 Section V - Storage and Service Reconciliation Quarterly Storage Rental and Service Business Detail 18 Year to Date Storage and Service Business Detail 19 Section VI - Real Estate Metrics Global Real Estate Portfolio and Lease Obligations 20 Facility Lease Expirations 20 Section VII - Data Center Customer and Portfolio Metrics Data Center Customer Lease Expiration and Leasing Activity Summary 21 Data Center Operating Portfolio and Total Potential Capacity 22 Data Center Expansion and Development Activity 23 Section VIII - Capitalization and Debt Maturity Profile Capitalization 24 Total Borrowings Maturity Schedule 24 Debt Maturity Profile 24 Section IX - Capital Expenditures Quarterly Capital Expenditures and Investments 25 Year to Date Capital Expenditures and Investments 25 Section X - Appendix and Definitions Appendix and Definitions 26 All figures except per share, megawatts (MW), kilowatts (kW), and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding All figures for the quarter ended June 30, 2025 unless noted Unaudited investors.ironmountain.com Q2 2025 Supplemental Financial Information 2

IRON MOUNTAIN
Section I - Q2 Earnings Press Release

FOR IMMEDIATE RELEASE

Iron Mountain Reports Second Quarter 2025 Results

• Achieves record quarterly revenue of $1.7 billion, an increase of 11.6% on a reported basis and an increase of 11.0% excluding the effects of foreign exchange

• Data center, digital, and asset lifecycle management (ALM) businesses collectively grew more than 30%

• The impact of changes in the exchange rates on intercompany balances led to a loss to Net Income of $43 million

• Delivers record quarterly Adjusted EBITDA of $628 million

• Generates record quarterly AFFO of $370 million, or $1.24 per share

• Increases 2025 financial guidance driven by strong operational outperformance

PORTSMOUTH, N.H. – August 6, 2025 – Iron Mountain Incorporated (NYSE: IRM), a global leader in information management services, announces financial results for the second quarter of 2025.

"We are pleased to report outstanding performance in the second quarter, resulting in record financial performance across all key metrics and above our expectations. Our team's successful execution of our strategy and commitment to delivering value for our customers, whilst leveraging our synergistic business model continues to drive industry leading growth and record results across each of our business segments," said William L. Meaney, President and CEO of Iron Mountain. "The collective strength in our growth businesses and the sustained growth in our physical records storage business creates strong momentum which is expected to continue to deliver meaningful overall revenue and profit growth at these levels for the foreseeable future. Based on our strong Q2 outperformance and positive outlook, we are increasing our full year guidance."

Financial Performance Highlights for the Second Quarter of 2025
($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Year to Date		Y/Y % Change	
	6/30/25	6/30/24	Reported $	Constant Fx	6/30/25	6/30/24	Reported $	Constant Fx
Storage Rental Revenue	$1,010	$920	10%	9%	$1,958	$1,805	9%	9%
Service Revenue	$702	$615	14%	14%	$1,346	$1,207	12%	12%
Total Revenues	**$1,712**	**$1,534**	**12%**	**11%**	**$3,304**	**$3,011**	**10%**	**10%**
Net (Loss) Income	$(43)	$35	n/a		$(27)	$112	(124)%	
Reported EPS	$(0.15)	$0.12	n/a		$(0.10)	$0.37	(127)%	
Adjusted EPS	$0.48	$0.42	14%		$0.92	$0.85	8%	
Adjusted EBITDA	$628	$544	15%	15%	$1,208	$1,063	14%	14%
Adjusted EBITDA Margin	*36.7%*	*35.5%*	*120 bps*		*36.6%*	*35.3%*	*130 bps*	
AFFO	$370	$321	15%		$718	$645	11%	
AFFO per share	$1.24	$1.08	15%		$2.41	$2.18	11%	

- Total reported revenues for the second quarter were $1.7 billion, compared with $1.5 billion in the second quarter of 2024, an increase of 11.6%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 11.0% compared to the prior year, driven by a 9.2% increase in storage rental revenue and a 13.7% increase in service revenue. Year to date, total reported revenues increased 9.7%, or 10.2% excluding the impact of Fx.

- Net (Loss) Income for the second quarter was $(43.3) million, compared with $34.6 million in the second quarter of 2024, driven by the impact of changes in the exchange rates on our intercompany balances. Year to date, Net (Loss) Income was $(27.1) million, compared with $111.6 million in 2024.

- Adjusted EBITDA for the second quarter was $628.4 million, compared with $544.4 million in the second quarter of 2024, an increase of 15.4%. On a constant currency basis, Adjusted EBITDA increased by 15.1% in the second quarter, compared to the second quarter of 2024,

investors.ironmountain.com Q2 2025 Supplemental Financial Information 3

IRON MOUNTAIN
Section I - Q2 Earnings Press Release

driven by increased revenue in our Global RIM, ALM, and Data Center businesses and improved operating leverage coming from our continued improvement activities. Year to date, Adjusted EBITDA increased 13.6%, or 14.3% excluding the impact of Fx.

- FFO (Normalized) per share was $0.87 for the second quarter, compared with $0.78 in the second quarter of 2024, an increase of 11.5%. Year to date, FFO (Normalized) per share was $1.64, compared with $1.53 in 2024, or an increase of 7.2%.
- AFFO was $369.7 million for the second quarter, compared with $320.9 million in the second quarter of 2024, an increase of 15.2% driven by improved Adjusted EBITDA. Year to date, AFFO was $718.1 million compared with $644.6 million, or an increase of 11.4%.
- AFFO per share was $1.24 for the second quarter, compared with $1.08 in the second quarter of 2024, an increase of 14.8%. Year to date, AFFO per share was $2.41, compared to $2.18 in 2024, or an increase of 10.6%.

Dividend

On August 6, 2025, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.785 per share of common stock for the third quarter. The third quarter 2025 dividend is payable on October 3, 2025, to shareholders of record at the close of business on September 15, 2025.

Guidance

Iron Mountain increased full year 2025 guidance; details are summarized in the table below.

2025 Guidance(1)				
($ in millions, except per share data)	New	Approximate Y/Y % Change at Midpoint	Previous	Approximate Y/Y % Change at Midpoint
Total Revenue	$6,790 - $6,940	~12%	$6,740 - $6,890	~11%
Adjusted EBITDA	$2,520 - $2,570	~14%	$2,505 - $2,555	~13%
AFFO	$1,505 - $1,530	~13%	$1,480 - $1,510	~11%
AFFO Per Share	$5.04 - $5.13	~12%	$4.95 - $5.05	~10%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

Q2 2025 Earnings Conference Call and Related Materials

The conference call / webcast details, earnings presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is trusted by more than 240,000 customers in 61 countries, including approximately 95% of the Fortune 1000, to help unlock value and intelligence from their assets through services that transcend the physical and digital worlds. Our broad range of solutions address their information management, digital transformation, information security, data center and asset lifecycle management needs. Our longstanding commitment to safety, security, sustainability and innovation in support of our customers underpins everything we do.

To learn more about Iron Mountain, please visit www.IronMountain.com.

Investor Relations Contacts:

Mark Rupe
SVP, Investor Relations
Mark.Rupe@ironmountain.com
(215) 402-7013

Erika Crabtree
Manager, Investor Relations
Erika.Crabtree@ironmountain.com
(617) 535-2845

Media Contact:

media@ironmountain.com

investors.ironmountain.com Q2 2025 Supplemental Financial Information 4

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “commits”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co-investment vehicles), incorporate alternative technologies (including artificial intelligence) into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release. Reconciliation of Non-GAAP Measures Throughout this press release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), and (5) AFFO. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. Section I - Q2 Earnings Press Release investors.ironmountain.com Q2 2025 Supplemental Financial Information 5

IRON MOUNTAIN
Section II - Financial Highlights and Organic Growth

Financial Highlights

	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Storage Rental Revenue	$1,009,989	$948,376	$941,970	$935,701	$919,746
Service Revenue	$701,959	$644,153	$639,309	$621,657	$614,663
Total Revenues	**$1,711,948**	**$1,592,529**	**$1,581,279**	**$1,557,358**	**$1,534,409**
Adjusted EBITDA	$628,388	$579,906	$605,051	$568,113	$544,361
Adjusted EBITDA Margin	36.7 %	36.4 %	38.3 %	36.5 %	35.5 %
Net (Loss) Income Attributable to Iron Mountain Incorporated	$(44,921)	$15,952	$103,932	$(33,620)	$35,783
Reported EPS - Fully Diluted	$(0.15)	$0.05	$0.35	$(0.11)	$0.12
Adjusted EPS	$0.48	$0.43	$0.50	$0.44	$0.42
FFO (Normalized)	$258,005	$229,070	$252,468	$233,269	$231,021
FFO (Normalized) per Share	$0.87	$0.77	$0.85	$0.79	$0.78
AFFO	$369,744	$348,400	$367,986	$332,000	$320,901
AFFO per Share	$1.24	$1.17	$1.24	$1.13	$1.08
TTM AFFO Payout Ratio	62.7 %	62.0 %	60.0 %	60.3 %	60.3 %
Dividend per Share	$0.79	$0.79	$0.72	$0.72	$0.65
Net Lease-Adjusted Leverage Ratio	5.0x	5.0x	5.0x	5.0x	5.0x

Operating Highlights

	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Organic Storage Rental Revenue Growth	9.2 %	8.8 %	8.8 %	9.3 %	10.1 %
Organic Service Revenue Growth	9.7 %	7.1 %	7.0 %	10.0 %	9.4 %
Total Volume - Storage	735,807	734,166	733,571	732,997	732,607
Storage Facility Capacity Utilization	80.6 %	79.9 %	79.6 %	79.4 %	79.2 %
Records Management Retention Rate	93.0 %	92.9 %	92.6 %	92.7 %	92.8 %
Storage Revenue / Sq. Ft.	$10.83	$10.14	$10.07	$9.92	$9.74
Storage NOI / Sq. Ft.	$8.69	$8.10	$8.14	$7.95	$7.75
Data Center:					
Leasable Megawatts	450.2	424.2	416.2	364.7	265.7
Leased % - Stabilized	97.9 %	98.0 %	97.4 %	98.7 %	96.0 %
Leased % - Total	96.3 %	96.1 %	95.5 %	96.8 %	93.5 %
Kilowatts Leased - New/Expansion	2,325	3,700	9,664	9,205	66,493
Churn	0.5 %	0.3 %	4.4 %	0.5 %	1.2 %
Number of Facilities	30	29	29	28	26
Number of Markets	21	21	21	21	21

investors.ironmountain.com Q2 2025 Supplemental Financial Information 6

Organic Revenue Growth (1) Q2 2025 Q1 2025 YTD 2025 Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Storage Rental 9.8% 9.2% 9.2% 7.2% 8.8% 8.8% 8.5% 9.0% 9.0% Service 14.2% 13.7% 9.7% 8.8% 10.2% 7.1% 11.6% 12.0% 8.4% Total Revenues 11.6% 11.0% 9.4% 7.8% 9.4% 8.1% 9.7% 10.2% 8.8% Total Organic Revenue Growth 5.5% 8.7% 8.3% 9.8% 9.5% 8.1% 8.1% 9.4% Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Organic Storage Rental Revenue Growth 9.7% 10.4% 7.5% 10.1% 9.3% 8.8% 8.8% 9.2% Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 6.0% 8.0% 10.0% 12.0% Organic Service Revenue Growth (.6)% 6.2% 9.6% 9.4% 10.0% 7.0% 7.1% 9.7% Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 (4.0)% 0.0% 4.0% 8.0% 12.0% (1) Constant Currency and excluding impact from business acquisitions and divestitures. Section II - Financial Highlights and Organic Growth investors.ironmountain.com Q2 2025 Supplemental Financial Information 7

Global Storage Volume Global RIM Corporate and Other Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 700,000 710,000 720,000 730,000 740,000 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Global RIM 724,926 725,510 (1) 725,907 726,048 726,316 726,712 726,952 727,266 727,496 728,740 Corporate and Other 5,210 5,256 5,356 5,493 5,715 5,895 6,045 6,305 6,671 7,067 Total Volume - Storage 730,136 730,767 731,263 731,541 732,031 732,607 732,997 733,571 734,166 735,807 Business acquisitions during the quarter (2) — — — — — — — — — — (1) On June 29, 2023, we acquired 100% interest in Clutter Intermediate, Inc. and control of all assets of the related Clutter joint venture, of which we had a preexisting relationship. The volume associated with this business both prior and subsequent to our acquisition is substantially consistent. (2) Volume acquired through acquisition in the quarter; this is included in Total Storage Volume. Section III - Operational Metrics investors.ironmountain.com Q2 2025 Supplemental Financial Information 8

IRON MOUNTAIN
Section III - Operational Metrics

Quarterly Operating Performance

				Y/Y % Change		
	Q2 2025	Q1 2025	Q2 2024	Reported	Constant Currency	Organic Growth (1)
Global RIM Business						
Storage Rental	$803,580	$757,508	$756,358	6.2%	5.8%	5.8%
Service	520,218	498,434	494,219	5.3%	4.9%	4.9%
Total Revenues	$1,323,798	$1,255,942	$1,250,577	5.9%	5.4%	5.4%
Adjusted EBITDA	**$586,303**	**$556,314**	**$548,742**			
Adjusted EBITDA Margin	*44.3 %*	*44.3 %*	*43.9 %*			
Global Data Center Business						
Storage Rental	$188,279	$172,945	$147,397	27.7%	26.1%	26.1%
Service	1,122	252	5,305	(78.9)%	(79.7)%	(79.7)%
Total Revenues	$189,401	$173,197	$152,702	24.0%	22.4%	22.4%
Adjusted EBITDA	**$96,266**	**$90,816**	**$66,017**			
Adjusted EBITDA Margin	*50.8 %*	*52.4 %*	*43.2 %*			
Corporate and Other						
Storage Rental	$18,130	$17,923	$15,991	13.4%	12.2%	12.2%
Service	180,619	145,467	115,139	56.9%	56.3%	34.5%
Total Revenues	$198,749	$163,390	$131,130	51.6%	50.9%	31.8%
Adjusted EBITDA	**$(54,181)**	**$(67,224)**	**$(70,398)**			
Total Consolidated						
Storage Rental	$1,009,989	$948,376	$919,746	9.8%	9.2%	9.2%
Service	701,959	644,153	614,663	14.2%	13.7%	9.7%
Total Revenues	$1,711,948	$1,592,529	$1,534,409	11.6%	11.0%	9.4%
Adjusted EBITDA	**$628,388**	**$579,906**	**$544,361**			
Adjusted EBITDA Margin	*36.7 %*	*36.4 %*	*35.5 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q2 2025 Supplemental Financial Information 9

IRON MOUNTAIN
Section III - Operational Metrics

Year to Date Operating Performance

	YTD 2025	YTD 2024	Y/Y % Change Reported	Constant Currency	Organic Growth (1)
Global RIM Business					
Storage Rental	$1,561,088	$1,485,342	5.1%	5.7%	5.7%
Service	1,018,652	975,392	4.4%	5.0%	5.0%
Total Revenues	$2,579,740	$2,460,734	4.8%	5.4%	5.4%
Adjusted EBITDA	**$1,142,617**	**$1,075,010**			
Adjusted EBITDA Margin	*44.3 %*	*43.7 %*			
Global Data Center Business					
Storage Rental	$361,224	$287,425	25.7%	25.3%	25.3%
Service	1,374	9,214	(85.1)%	(85.4)%	(85.4)%
Total Revenues	$362,598	$296,639	22.2%	21.8%	21.8%
Adjusted EBITDA	**$187,082**	**$127,585**			
Adjusted EBITDA Margin	*51.6 %*	*43.0 %*			
Corporate and Other					
Storage Rental	$36,053	$31,821	13.3%	12.8%	12.8%
Service	326,086	222,078	46.8%	46.9%	27.3%
Total Revenues	$362,139	$253,899	42.6%	42.6%	25.5%
Adjusted EBITDA	**$(121,405)**	**$(139,379)**			
Total Consolidated					
Storage Rental	$1,958,365	$1,804,588	8.5%	9.0%	9.0%
Service	1,346,112	1,206,684	11.6%	12.0%	8.4%
Total Revenues	$3,304,477	$3,011,272	9.7%	10.2%	8.8%
Adjusted EBITDA	**$1,208,294**	**$1,063,216**			
Adjusted EBITDA Margin	*36.6 %*	*35.3 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q2 2025 Supplemental Financial Information 10

Condensed Consolidated Balance Sheets 6/30/2025 12/31/2024 ASSETS Current Assets: Cash and Cash Equivalents $217,992 $155,716 Accounts Receivable, Net 1,387,110 1,291,379 Prepaid Expenses and Other 292,146 244,127 Total Current Assets $1,897,248 $1,691,222 Property, Plant and Equipment: Property, Plant and Equipment $13,500,719 $11,985,997 Less: Accumulated Depreciation (4,725,996) (4,354,398) Property, Plant and Equipment, Net $8,774,723 $7,631,599 Other Assets, Net: Goodwill $5,229,943 $5,083,817 Customer and Supplier Relationships and Other Intangible Assets 1,244,957 1,274,731 Operating Lease Right-of-Use Assets 2,414,510 2,489,893 Other 615,408 545,853 Total Other Assets, Net $9,504,818 $9,394,294 Total Assets $20,176,789 $18,717,115 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $777,881 $715,109 Accounts Payable 650,906 678,716 Accrued Expenses and Other Current Liabilities 1,227,760 1,366,568 Deferred Revenue 342,225 326,882 Total Current Liabilities $2,998,772 $3,087,275 Long-term Debt, Net of Current Portion 14,818,175 13,003,977 Long-term Operating Lease Liabilities, Net of Current Portion 2,254,841 2,334,826 Other Long-term Liabilities 375,971 312,199 Deferred Income Taxes 221,045 205,341 Redeemable Noncontrolling Interests 76,852 78,171 Total Long-term Liabilities $17,746,884 $15,934,514 Total Liabilities $20,745,656 $19,021,789 (Deficit) Equity Total (Deficit) Equity $(568,867) $(304,674) Total Liabilities and (Deficit) Equity $20,176,789 $18,717,115 Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q2 2025 Supplemental Financial Information 11

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Condensed Consolidated Statements of Operations

	Q2 2025	Q1 2025	Q/Q % Change	Q2 2024	Y/Y % Change
Revenues:					
Storage Rental	$1,009,989	$948,376	6.5 %	$919,746	9.8 %
Service	701,959	644,153	9.0 %	614,663	14.2 %
Total Revenues	**$1,711,948**	**$1,592,529**	**7.5 %**	**$1,534,409**	**11.6 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$754,837	$710,204	6.3 %	$675,971	11.7 %
Selling, General and Administrative	390,456	329,737	18.4 %	344,838	13.2 %
Depreciation and Amortization	252,566	232,154	8.8 %	224,501	12.5 %
Acquisition and Integration Costs	4,815	5,823	(17.3)%	9,502	(49.3)%
Restructuring and Other Transformation	50,340	54,746	(8.0)%	46,513	8.2 %
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(962)	5,571	(117.3)%	2,790	(134.5)%
Total Operating Expenses	**$1,452,052**	**$1,338,235**	**8.5 %**	**$1,304,115**	**11.3 %**
Operating Income (Loss)	**$259,896**	**$254,294**	**2.2 %**	**$230,294**	**12.9 %**
Interest Expense, Net	205,063	194,738	5.3 %	176,521	16.2 %
Other Expense (Income), Net	81,877	28,488	187.4 %	5,833	n/a
Net (Loss) Income Before Provision (Benefit) for Income Taxes	**$(27,044)**	**$31,068**	**(187.0)%**	**$47,940**	**(156.4)%**
Provision (Benefit) for Income Taxes	16,296	14,835	9.8 %	13,319	22.4 %
Net (Loss) Income	**$(43,340)**	**$16,233**	**n/a**	**$34,621**	**n/a**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	1,581	281	n/a	(1,162)	n/a
Net (Loss) Income Attributable to Iron Mountain Incorporated	**$(44,921)**	**$15,952**	**n/a**	**$35,783**	**n/a**
Net (Loss) Income Per Share Attributable to Iron Mountain Incorporated:					
Basic	$(0.15)	$0.05	n/a	$0.12	n/a
Diluted	$(0.15)	$0.05	n/a	$0.12	n/a
Weighted Average Common Shares Outstanding - Basic	295,364	294,507	0.3 %	293,340	0.7 %
Weighted Average Common Shares Outstanding - Diluted	295,364	297,260	(0.6)%	295,838	(0.2)%

investors.ironmountain.com Q2 2025 Supplemental Financial Information 12

Year to Date Condensed Consolidated Statements of Operations YTD 2025 YTD 2024 % Change Revenues: Storage Rental $1,958,365 $1,804,588 8.5 % Service 1,346,112 1,206,684 11.6 % Total Revenues $3,304,477 $3,011,272 9.7 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $1,465,041 $1,329,226 10.2 % Selling, General and Administrative 720,193 664,303 8.4 % Depreciation and Amortization 484,720 434,056 11.7 % Acquisition and Integration Costs 10,638 17,311 (38.5) % Restructuring and Other Transformation 105,086 87,280 20.4 % Loss (Gain) on Disposal/Write-Down of PP&E, Net 4,609 3,179 45.0 % Total Operating Expenses $2,790,287 $2,535,355 10.1 % Operating Income (Loss) $514,190 $475,917 8.0 % Interest Expense, Net 399,801 341,040 17.2 % Other Expense (Income), Net 110,365 (6,697) n/a Net Income (Loss) Before Provision (Benefit) for Income Taxes $4,024 $141,574 (97.2) % Provision (Benefit) for Income Taxes 31,131 29,928 4.0 % Net (Loss) Income $(27,107) $111,646 (124.3) % Less: Net Income (Loss) Attributable to Noncontrolling Interests 1,862 1,802 3.3 % Net (Loss) Income Attributable to Iron Mountain Incorporated $(28,969) $109,844 (126.4) % Net (Loss) Income Per Share Attributable to Iron Mountain Incorporated: Basic $(0.10) $0.37 (127.0) % Diluted $(0.10) $0.37 (127.0) % Weighted Average Common Shares Outstanding - Basic 294,935 293,043 0.6 % Weighted Average Common Shares Outstanding - Diluted 294,935 295,529 (0.2) % Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q2 2025 Supplemental Financial Information 13

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net (Loss) Income to Adjusted EBITDA

	Q2 2025	Q1 2025	Q/Q % Change	Q2 2024	Y/Y % Change
Net (Loss) Income	**$(43,340)**	**$16,233**	**n/a**	**$34,621**	**n/a**
Add / (Deduct):					
Interest Expense, Net	205,063	194,738	5.3 %	176,521	16.2 %
Provision (Benefit) for Income Taxes	16,296	14,835	9.8 %	13,319	22.4 %
Depreciation and Amortization	252,566	232,154	8.8 %	224,501	12.5 %
Acquisition and Integration Costs	4,815	5,823	(17.3)%	9,502	(49.3)%
Restructuring and Other Transformation	50,340	54,746	(8.0)%	46,513	8.2 %
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(962)	5,571	(117.3)%	2,790	(134.5)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	80,698	27,382	194.7 %	4,532	n/a
Stock-Based Compensation Expense	60,354	26,094	131.3 %	29,889	101.9 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	2,558	2,330	9.8 %	2,173	17.7 %
Adjusted EBITDA	**$628,388**	**$579,906**	**8.4 %**	**$544,361**	**15.4 %**

Year to Date Reconciliation of Net (Loss) Income to Adjusted EBITDA

	YTD 2025	YTD 2024	% Change
Net (Loss) Income	**$(27,107)**	**$111,646**	**(124.3)%**
Add / (Deduct):			
Interest Expense, Net	399,801	341,040	17.2 %
Provision (Benefit) for Income Taxes	31,131	29,928	4.0 %
Depreciation and Amortization	484,720	434,056	11.7 %
Acquisition and Integration Costs	10,638	17,311	(38.5)%
Restructuring and Other Transformation	105,086	87,280	20.4 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	4,609	3,179	45.0 %
Other Expense (Income), Net, Excluding our Share of (Losses) Gains from our Unconsolidated Joint Ventures	108,080	(8,578)	n/a
Stock-Based Compensation Expense	86,448	43,928	96.8 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	4,888	3,426	42.7 %
Adjusted EBITDA	**$1,208,294**	**$1,063,216**	**13.6 %**

investors.ironmountain.com Q2 2025 Supplemental Financial Information 14

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q2 2025	Q1 2025	Q/Q % Change	Q2 2024	Y/Y % Change
Reported EPS - Fully Diluted from Net (Loss) Income Attributable to Iron Mountain Incorporated	**$(0.15)**	**$0.05**	**n/a**	**$0.12**	**n/a**
Add / (Deduct):					
Acquisition and Integration Costs	0.02	0.02	—	0.03	(33.3)%
Restructuring and Other Transformation	0.17	0.18	(5.6)%	0.16	6.3 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net	—	0.02	n/a	0.01	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.27	0.09	n/a	0.02	n/a
Stock-Based Compensation Expense	0.20	0.09	122.2 %	0.10	100.0 %
Non-Cash Amortization Related to Derivative Instruments	0.01	0.01	—	0.01	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.04)	(0.04)	—	(0.03)	33.3 %
Income (Loss) Attributable to Noncontrolling Interests	0.01	—	n/a	—	n/a
Impact of Weighted Average Dilutive Shares (2)	—	—	n/a	—	n/a
Adjusted EPS - Fully Diluted from Net (Loss) Income Attributable to Iron Mountain Incorporated	**$0.48**	**$0.43**	**11.6 %**	**$0.42**	**14.3 %**

Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	YTD 2025	YTD 2024	% Change
Reported EPS - Fully Diluted from Net (Loss) Income Attributable to Iron Mountain Incorporated	**$(0.10)**	**$0.37**	**(127.0)%**
Add / (Deduct):			
Acquisition and Integration Costs	0.04	0.06	(33.3)%
Restructuring and Other Transformation	0.36	0.30	20.0 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net	0.02	0.01	100.0 %
Other Expense (Income), Net, Excluding our Share of (Gains) Losses from our Unconsolidated Joint Ventures	0.37	(0.03)	n/a
Stock-Based Compensation Expense	0.29	0.15	93.3 %
Non-Cash Amortization Related to Derivative Instruments	0.03	0.03	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.08)	(0.04)	100.0 %
Income (Loss) Attributable to Noncontrolling Interests	0.01	0.01	—
Impact of Weighted Average Dilutive Shares (2)	(0.01)	—	n/a
Adjusted EPS - Fully Diluted from Net (Loss) Income Attributable to Iron Mountain Incorporated	**$0.92**	**$0.85**	**8.2 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended June 30, 2025, June 30, 2024 and March 31, 2025 is primarily due to (i) the reconciling items above, which impact our reported net (loss) income before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the three and six months ended June 30, 2025 and 2024 was 16.7% and 14.5%, respectively, and three months ended March 31, 2025 was 17.0%. The Tax Impact of Reconciling Items and Discrete Tax Items was calculated using the current quarter's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

(2) Reflects the impact of dilutive shares of 2,278 and 2,516 for the three and six months ended June 30, 2025, respectively, not included in reported EPS-Fully Diluted due to our net loss position during the periods.

investors.ironmountain.com Q2 2025 Supplemental Financial Information 15

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net (Loss) Income to FFO and AFFO

	Q2 2025	Q1 2025	Q/Q % Change	Q2 2024	Y/Y % Change
Net (Loss) Income	**$(43,340)**	**$16,233**	**n/a**	**$34,621**	**n/a**
Add / (Deduct):					
Real Estate Depreciation (1)	107,186	94,147	13.8 %	97,771	9.6 %
(Gain) Loss on Sale of Real Estate, Net of Tax	(4,981)	312	n/a	579	n/a
Data Center Lease-Based Intangible Assets Amortization (2)	1,683	2,019	(16.6)%	5,571	(69.8)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	1,567	1,496	4.7 %	1,112	40.9 %
FFO (Nareit)	**$62,115**	**$114,207**	**(45.6)%**	**$139,654**	**(55.5)%**
Add / (Deduct):					
Acquisition and Integration Costs	4,815	5,823	(17.3)%	9,502	(49.3)%
Restructuring and Other Transformation	50,340	54,746	(8.0)%	46,513	8.2 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	3,809	5,292	(28.0)%	2,211	72.3 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	80,698	27,382	194.7 %	4,532	n/a
Stock-Based Compensation Expense	60,354	26,094	131.3 %	29,889	101.9 %
Non-Cash Amortization Related to Derivative Instruments	4,177	4,176	—	4,177	—
Real Estate Financing Lease Depreciation	3,426	3,148	8.8 %	3,236	5.9 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(11,671)	(11,673)	—	(8,643)	35.0 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(58)	(125)	(53.6)%	(50)	16.0 %
FFO (Normalized)	**$258,005**	**$229,070**	**12.6 %**	**$231,021**	**11.7 %**
Add / (Deduct):					
Non-Real Estate Depreciation	69,960	65,146	7.4 %	57,923	20.8 %
Amortization Expense (4)	70,311	67,694	3.9 %	60,001	17.2 %
Amortization of Deferred Financing Costs	7,803	7,856	(0.7)%	6,143	27.0 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,659	1,317	26.0 %	1,475	12.5 %
Non-Cash Rent Expense (Income)	783	3,225	(75.7)%	3,658	(78.6)%
Reconciliation to Normalized Cash Taxes	(4,172)	1,999	n/a	(2,524)	65.3 %
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	189	176	7.4 %	180	5.0 %
Less:					
Recurring Capital Expenditures	34,794	28,083	23.9 %	36,976	(5.9)%
AFFO	**$369,744**	**$348,400**	**6.1 %**	**$320,901**	**15.2 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.21	$0.38	(44.7)%	$0.47	(55.3)%
FFO (Normalized)	$0.87	$0.77	13.0 %	$0.78	11.5 %
AFFO Per Share	**$1.24**	**$1.17**	**6.0 %**	**$1.08**	**14.8 %**
Weighted Average Common Shares Outstanding - Basic	295,364	294,507	0.3 %	293,340	0.7 %
Weighted Average Common Shares Outstanding - Diluted (5)	297,642	297,260	0.1 %	295,838	0.6 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impacts our reported net (loss) income before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items.
(4) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.
(5) Reflects the impact of dilutive shares of 2,278 for the three months ended June 30, 2025, not included in reported EPS-Fully Diluted due to our net loss position during the period.

investors.ironmountain.com Q2 2025 Supplemental Financial Information 16

IRON MOUNTAIN

Section IV - Balance Sheets, Statements of Operations and Reconciliations

Year to Date Reconciliation of Net (Loss) Income to FFO and AFFO

	YTD 2025	YTD 2024	% Change
Net (Loss) Income	**$(27,107)**	**$111,646**	**(124.3)%**
Add / (Deduct):			
Real Estate Depreciation (1)	201,333	181,344	11.0 %
(Gain) Loss on Sale of Real Estate, Net of Tax	(4,669)	(615)	n/a
Data Center Lease-Based Intangible Assets Amortization (2)	3,702	11,147	(66.8)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	3,063	1,553	97.2 %
FFO (Nareit)	**$176,322**	**$305,075**	**(42.2)%**
Add / (Deduct):			
Acquisition and Integration Costs	10,638	17,311	(38.5)%
Restructuring and Other Transformation	105,086	87,280	20.4 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	9,101	4,029	125.9 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	108,080	(8,578)	n/a
Stock-Based Compensation Expense	86,448	43,928	96.8 %
Non-Cash Amortization Related to Derivative Instruments	8,353	8,353	—
Real Estate Financing Lease Depreciation	6,574	6,222	5.7 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(23,344)	(12,813)	82.2 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(183)	(9)	n/a
FFO (Normalized)	**$487,075**	**$450,798**	**8.0 %**
Add / (Deduct):			
Non-Real Estate Depreciation	135,106	114,996	17.5 %
Amortization Expense (4)	138,005	120,347	14.7 %
Amortization of Deferred Financing Costs	15,659	12,243	27.9 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	2,976	2,797	6.4 %
Non-Cash Rent Expense (Income)	4,008	9,317	(57.0)%
Reconciliation to Normalized Cash Taxes	(2,173)	(593)	n/a
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	365	362	0.8 %
Less:			
Recurring Capital Expenditures	62,877	65,713	(4.3)%
AFFO	**$718,144**	**$644,554**	**11.4 %**

Per Share Amounts (Fully Diluted Shares):			
FFO (Nareit)	$0.59	$1.03	(42.7)%
FFO (Normalized)	$1.64	$1.53	7.2 %
AFFO Per Share	**$2.41**	**$2.18**	**10.6 %**
Weighted Average Common Shares Outstanding - Basic	294,935	293,043	0.6 %
Weighted Average Common Shares Outstanding - Diluted (5)	297,451	295,529	0.7 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.
(4) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.
(5) Reflects the impact of dilutive shares of 2,516 for the six months ended June 30, 2025, not included in reported EPS-Fully Diluted due to our net loss position during the period.

investors.ironmountain.com Q2 2025 Supplemental Financial Information 17

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Quarterly Storage Rental and Service Business Detail

	Q2 2025	Q1 2025	Q/Q % Change	Q2 2024	Y/Y % Change
Storage Rental Business Detail					
Total Storage Rental Revenue	**$1,009,989**	**$948,376**	**6.5 %**	**$919,746**	**9.8 %**
Plus: Terminations/Permanent Withdrawal Fees	9,266	7,875	17.7 %	10,562	(12.3)%
Total Revenue from Adjusted Storage Rental Activities	**$1,019,255**	**$956,251**	**6.6 %**	**$930,308**	**9.6 %**
Less: Storage Rental Expenses					
Storage Rent	125,397	121,506	3.2 %	121,657	3.1 %
Storage Rental Labor	12,190	9,983	22.1 %	10,305	18.3 %
All Other Storage Costs	153,708	149,478	2.8 %	147,385	4.3 %
Storage Rental Cost of Sales	**$291,295**	**$280,966**	**3.7 %**	**$279,346**	**4.3 %**
Storage Rental Gross Profit	**$727,960**	**$675,285**	**7.8 %**	**$650,962**	**11.8 %**
Storage Rental Gross Margin	*71.4 %*	*70.6 %*	*80 bps*	*70.0 %*	*140 bps*
Service Business Detail					
Total Service Revenue	**$701,959**	**$644,153**	**9.0 %**	**$614,663**	**14.2 %**
Less: Terminations/Permanent Withdrawal Fees	9,266	7,875	17.7 %	10,562	(12.3)%
Total Revenue from Adjusted Service Activities	**$692,693**	**$636,278**	**8.9 %**	**$604,100**	**14.7 %**
Less: Service Expenses					
Service Rent	6,577	7,886	(16.6)%	6,863	(4.2)%
Service Labor	280,153	263,998	6.1 %	253,863	10.4 %
All Other Service Costs	176,812	157,353	12.4 %	135,898	30.1 %
Service Cost of Sales	**$463,542**	**$429,238**	**8.0 %**	**$396,625**	**16.9 %**
Service Gross Profit	**$229,151**	**$207,040**	**10.7 %**	**$207,476**	**10.4 %**
Service Gross Margin	*33.1 %*	*32.5 %*	*60 bps*	*34.3 %*	*-120 bps*

investors.ironmountain.com Q2 2025 Supplemental Financial Information 18

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Year to Date Storage Rental and Service Business Detail

	YTD 2025	YTD 2024	% Change
Storage Rental Business Detail			
Total Storage Rental Revenue	**$1,958,365**	**$1,804,588**	**8.5 %**
Plus: Terminations/Permanent Withdrawal Fees	17,141	20,226	(15.3)%
Total Revenue from Adjusted Storage Rental Activities	**$1,975,506**	**$1,824,814**	**8.3 %**
Less: Storage Rental Expenses			
Storage Rent	246,902	245,046	0.8 %
Storage Rental Labor	22,173	20,565	7.8 %
All Other Storage Costs	303,186	284,213	6.7 %
Storage Rental Cost of Sales	**$572,261**	**$549,824**	**4.1 %**
Storage Rental Gross Profit	**$1,403,245**	**$1,274,990**	**10.1 %**
Storage Rental Gross Margin	*71.0 %*	*69.9 %*	*110 bps*
Service Business Detail			
Total Service Revenue	**$1,346,112**	**$1,206,684**	**11.6 %**
Less: Terminations/Permanent Withdrawal Fees	17,141	20,226	(15.3)%
Total Revenue from Adjusted Service Activities	**$1,328,971**	**$1,186,458**	**12.0 %**
Less: Service Expenses			
Service Rent	14,464	13,080	10.6 %
Service Labor	544,151	494,934	9.9 %
All Other Service Costs	334,165	271,389	23.1 %
Service Cost of Sales	**$892,780**	**$779,402**	**14.5 %**
Service Gross Profit	**$436,191**	**$407,055**	**7.2 %**
Service Gross Margin	*32.8 %*	*34.3 %*	*-150 bps*

investors.ironmountain.com Q2 2025 Supplemental Financial Information 19

IRON MOUNTAIN
Section VI - Real Estate Metrics

Global Real Estate Portfolio and Lease Obligations

	Global Real Estate Portfolio (1)					
	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
Total as of 03/31/2025	237	24,216	1,103	73,687	1,340	97,902
Additions & Expansions	1	198	6	234	7	432
Dispositions & Move Outs	(1)	(55)	(21)	(467)	(22)	(522)
Total as of 06/30/2025 (2)	**237**	**24,358**	**1,088**	**73,453**	**1,325**	**97,811**
Total %	***17.9 %***	***24.9 %***	***82.1 %***	***75.1 %***		

Top Five Markets Owned, United States (in Sq. Ft.)	
Northern New Jersey	1,962
Chicago	1,282
Boston	1,104
Dallas	966
Houston	873

Top Five Markets Owned, International (in Sq. Ft.)	
Paris, France	807
Montreal, Canada	552
Mexico City, Mexico	452
Toronto, Canada	434
Lima, Peru	434

Facility Lease Expirations (3) (% of total square feet subject to lease)


4.7%
6.5%
3.7%
4.9%
5.3%
4.0%
5.1%
3.6%
3.7%
58.5%
2025
2026
2027
2028
2029
2030
2031
2032
2033
Thereafter

Weighted-Average Remaining Operating Lease Obligation: 10.2 Years

(1) Includes real estate held in consolidated joint ventures.
(2) Includes 16 owned data center facilities and 5 leased data center facilities with 3.7M Sq. Ft. and 0.8M Sq. Ft., respectively.
(3) Includes financing and operating lease obligations.

investors.ironmountain.com Q2 2025 Supplemental Financial Information 20

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Customer Lease Expiration

Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized GAAP TCV Rent Expiring	Percentage of TCV Annualized Rent
2025	359	5.9	1.1%	17,070	2.0%
2026	808	29.3	5.5%	88,857	10.5%
2027	217	19.4	3.6%	63,052	7.4%
2028	220	53.1	9.9%	113,415	13.4%
2029	74	50.9	9.5%	53,940	6.4%
2030	51	60.6	11.3%	80,289	9.5%
2031	5	5.9	1.1%	10,159	1.2%
Thereafter	29	312.1	58.0%	421,178	49.5%
Total	**1,763**	**537.2**	**100.0%**	**$847,959**	**100.0%**
WALE:	**10.0 years**				

Data Center Leasing Activity Summary

	Q2 2025				YTD 2025			
	Transaction Count	GAAP MRR	kW	$ / kW / Month	Transaction Count	GAAP MRR	kW	$ / kW / Month
New/expansion leases signed	89	$576	2,325	$248	205	$1,297	6,025	$215
Commenced leases	100	3,376	23,215	145	195	5,207	34,881	149
Commenced Built to Suit leases	—	—	—	—	—	—	—	—
Renewed leases	300	5,598	25,215	222	587	8,577	34,724	247
Churn	0.5%				0.8%			
Cash Mark to Market	13.1%				15.0%			
GAAP Mark to Market	19.5%				22.0%			

AZP-3 Rendering


IRON
MOUNTAIN

investors.ironmountain.com Q2 2025 Supplemental Financial Information 21

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Operating Portfolio

	Stabilized		Pre-Stabilized		Total	
	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW
Boyers and Other						
WPA-1 and Other	14.2	74.9%	—	—	14.2	74.9%
Phoenix						
AZP-1	41.0	100.0%	—	—	41.0	100.0%
AZP-2	46.5	100.0%	—	—	46.5	100.0%
Scottsdale						
AZS-1	5.7	100.0%	—	—	5.7	100.0%
Denver						
DEN-1	11.3	88.9%	—	—	11.3	88.9%
New Jersey						
NJE-1	16.8	85.8%	4.0	62.5%	20.8	81.3%
Northern Virginia						
VA-1	12.4	100.0%	—	—	12.4	100.0%
VA-2	36.0	100.0%	—	—	36.0	100.0%
VA-3	44.0	100.0%	—	—	44.0	100.0%
VA-4 (1)	32.0	100.0%	—	—	32.0	100.0%
VA-5 (1)	40.0	100.0%	—	—	40.0	100.0%
VA-6 Phase 1 (2)	32.0	96.9%	—	—	32.0	96.9%
VA-7	18.0	100.0%	—	—	18.0	100.0%
Amsterdam						
AMS-1	13.1	96.8%	—	—	13.1	96.8%
London						
LON-1	8.7	96.3%	—	—	8.7	96.3%
LON-2	18.0	100.0%	—	—	18.0	100.0%
Frankfurt						
FRA-1 (3)	27.0	100.0%	—	—	27.0	100.0%
FRA-2	9.8	100.0%	—	—	9.8	100.0%
Singapore						
SIN-1	6.8	100.0%	—	—	6.8	100.0%
Madrid						
MAD-1	1.0	45.0%	—	—	1.0	45.0%
India						
Web Werks	1.5	100.0%	10.4	45.3%	11.9	52.2%
Total Data Center Properties	**435.8**	**97.9%**	**14.4**	**50.1%**	**450.2**	**96.3%**

(1) VA-4/5 are held by a consolidated joint venture.
(2) VA-6 data center is held by a consolidated joint venture.
(3) FRA-1 data center is an unconsolidated joint venture.

Total Potential Capacity - Megawatts

	Q2 2025	Q2 2024
Operating Portfolio	450.2	265.7
Under Construction	201.5	305.5
Held for Development	628.2	346.6
Total Data Center Portfolio	**1,279.9**	**917.8**

investors.ironmountain.com Q2 2025 Supplemental Financial Information 22

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Expansion and Development Activity

Project / Facilities	MW Under Construction	MW Pre-leased	% Pre-Leased	Investment in Q2 2025 ($M)	Cumulative Investment ($M)	Total Expected Investment ($M) (3)	Expected Completion	Expected Stabilization	MW Held for Development
Data Center Expansion									
Amsterdam									
AMS-1 Phase 4	10.0	—	—	$12.9	$72.8	$156.6	Q2 2027	Q2 2028	—
Madrid									
MAD-1 Phase 1	2.0	0.3	14.0%	$3.2	$29.6	$31.9	Q3 2025	Q3 2026	—
India									
Web Werks	2.5	—	—	—	—	—			2.9
All Other Facilities (1)	1.0	1.0	—	—	—	—			20.4
Total Expansion	**15.5**	**1.3**	**8.3%**	**$16.1**	**$102.4**	**$188.5**			**23.3**
New Development									
Phoenix									
AZP-3 Phase 1	18.0	18.0	100.0%	$25.4	$202.8	$297.5	Q4 2025	Q4 2025	—
AZP-3 Phase 2	10.0	10.0	100.0%	$3.5	$33.3	$60.1	Q2 2026	Q2 2026	—
AZP-3 Phase 3	8.0	8.0	100.0%	$5.2	$25.8	$47.4	Q3 2026	Q3 2026	—
Amsterdam									
AMS-2	—	—	—	—	—	—			20.0
Chicago									
CHI-2 Phase 1	12.0	—	—	$28.6	$173.5	$195.4	Q4 2025	Q4 2026	—
CHI-2 Future Phases	—	—	—	—	—	—			24.0
London									
LON-2 Phase 3	9.0	9.0	100.0%	$2.8	$67.3	$70.1	Q4 2025	Q4 2025	—
LON-3 Future Phases	25.0	25.0	100.0%	$10.5	$91.0	$391.9	Q4 2026	Q4 2026	—
Madrid									
MAD-1	10.0	—	—	$17.7	$45.7	$145.4	Q4 2026	Q4 2027	—
MAD-1 Future Phases	—	—	—	—	—	—			66.0
Northern Virginia									
VA-7 Phase 2 (2)	18.0	18.0	100.0%	$17.6	$89.7	$115.1	Q4 2025	Q4 2025	—
VA-9	28.0	—	—	$13.7	$19.0	$346.9	Q1 2027	Q1 2028	—
VA Future Phases (1)	32.0	32.0	100.0%	—	—	—			146.0
India									
Web Werks	—	—	—	—	—	—			148.9
Miami									
MIA-1	16.0	—	—	$17.5	$39.0	$193.0	Q3 2026	Q3 2027	—
Richmond									
RIC Future Phases	—	—	—	—	—	—			200.0
Total New Development	**186.0**	**120.0**	**64.5%**	**$142.3**	**$787.1**	**$1,862.8**			**604.9**
Total Development	**201.5**	**121.3**	**60.2%**	**$158.4**	**$889.4**	**$2,051.3**			**628.2**

(1) Includes megawatts pre-leased where construction is planned, but has not commenced.
(2) VA-7 is held by a consolidated joint venture; construction costs are funded by the joint venture with Iron Mountain managing the construction.
(3) Excludes cost associated with megawatts pre-leased where facility construction is planned, but has not commenced.

investors.ironmountain.com Q2 2025 Supplemental Financial Information 23

Section VIII - Capitalization and Debt Maturity Profile

Capitalization

Revolving Credit Facility and Term Loan A	
Capacity	$3,250,000
Outstanding	$1,586,500
Letters of Credit	$17,928
Remaining Capacity	$1,645,572
Interest Rate Spread (Prime)	0.75 %
Interest Rate Spread (SOFR)	1.75 %
Weighted Average Interest Rate	6.08 %
Maturity Date	3/18/2030
Credit Facility Fixed Charge Coverage Ratio	2.4x
Net Total Lease-Adjusted Leverage Ratio	5.0x

Total Market Capitalization as of 06/30/2025	
# of Shares Outstanding	295,272
Share Price as of 06/30/25	$102.57
Total Market Capitalization	$30,286,043
Net Debt (1)	$15,483,805
Total Enterprise Value	$45,769,848
Net Debt to Total Enterprise Value	33.8 %
Adjusted EBITDA to Interest Expense	3.1x
Total Enterprise Value to Adjusted EBITDA (2)	19.2x

Fixed vs. Floating Rate Debt


23%
77%
Fixed Rate Debt
Floating Rate Debt

Credit Rating		
	S&P	Moody's
Corporate	BB-	Ba3
Senior Credit Facility	BB	Ba3
Outlook	Stable	Stable
Latest Update	7/16/2025	10/10/2024

Total Long Term Debt Weighted Average Rates	
Weighted Average Interest	5.7 %
Weighted Average Maturity	4.5 Years
USD denominated	89 %

Debt Maturity Profile ($ in Millions) (3) (4) (5)


775
371
1,871
1,576
2,077
3,025
2,839
1,350
1,200
24
21
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2036
Revolving Credit Facility and Term Loan A
Construction Loans IMDC
A/R Securitization
Mortgage Notes Payable
Bi-Lateral Loans
AUD Term Loan B
USD Term Loan B (2031)
Senior Unsecured Notes

(1) Net debt is calculated as current portion of long-term debt of $777.9M plus long-term debt net of current portion of $14,818.2M plus deferred financing costs of $105.7M less cash and cash equivalents of $218.0M.
(2) Total Enterprise Value to Adjusted EBITDA is calculated on a trailing twelve-month basis.
(3) Excludes Deferred Financing Costs, Discounts, Financing Leases, Notes Payable and Other.
(4) In addition to the above, the Company has approximately $113.3M of undrawn committed asset level financing for the construction of four Data Center assets in Northern Virginia.
(5) All information as of June 30, 2025, except for the maturity date of the UK Bi-Lateral Facility, which was extended to 2028 on July 11, 2025.

investors.ironmountain.com Q2 2025 Supplemental Financial Information 24

IRON MOUNTAIN
Section IX - Capital Expenditures

Quarterly Capital Expenditures

	Q2 2025	Q1 2025	Q/Q % Change	Q2 2024	Y/Y % Change
Growth:					
Data Center	$376,983	$575,999	(34.6)%	$294,758	27.9 %
Real Estate	37,046	30,934	19.8 %	46,202	(19.8)%
Innovation and Other	28,021	21,584	29.8 %	20,971	33.6 %
Total Growth Capital Expenditures	**$442,050**	**$628,516**	**(29.7)%**	**$361,931**	**22.1 %**
Recurring:					
Data Center	$5,176	$3,067	68.8 %	$3,598	43.9 %
Real Estate	12,085	8,196	47.4 %	14,546	(16.9)%
Non-Real Estate	17,533	16,820	4.2 %	18,832	(6.9)%
Total Recurring Capital Expenditures	**$34,794**	**$28,083**	**23.9 %**	**$36,976**	**(5.9)%**
Total Growth and Recurring Capital Expenditures	**$476,844**	**$656,600**	**(27.4)%**	**$398,906**	**19.5 %**
Net Change in Prepaid and Accrued Capital Expenditures	79,912	18,167	n/a	(2,150)	n/a
Total Cash Paid for Growth and Recurring Capital Expenditures	**$556,756**	**$674,767**	**(17.5)%**	**$396,756**	**40.3 %**

Year to Date Capital Expenditures

	YTD 2025	YTD 2024	% Change
Growth:			
Data Center	$952,982	$571,388	66.8 %
Real Estate	67,980	92,957	(26.9)%
Innovation and Other	49,605	34,701	42.9 %
Total Growth Capital Expenditures	**$1,070,567**	**$699,046**	**53.1 %**
Recurring:			
Data Center	$8,243	$5,366	53.6 %
Real Estate	20,281	23,908	(15.2)%
Non-Real Estate	34,353	36,439	(5.7)%
Total Recurring Capital Expenditures	**$62,877**	**$65,713**	**(4.3)%**
Total Growth and Recurring Capital Expenditures	**$1,133,444**	**$764,759**	**48.2 %**
Net Change in Prepaid and Accrued Capital Expenditures	98,079	13,142	n/a
Total Cash Paid for Growth and Recurring Capital Expenditures	**$1,231,523**	**$777,901**	**58.3 %**

investors.ironmountain.com Q2 2025 Supplemental Financial Information 25

Non-GAAP Measures and Definitions Non-GAAP measures are supplemental metrics designed to enhance our disclosures and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). SRP FLS Statement: We have made statements in this Supplemental Financial Information that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, "projects", “pursue”, “will” or similar expressions, we are making forward- looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co-investment vehicles), incorporate alternative technologies (including artificial intelligence) into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space or services activity; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes (“REIT”); (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward- looking statements appearing in this Supplemental Financial Information. Acquisition and Integration Costs: We define Acquisition and Integration Costs as operating expenditures directly associated with the closing and integration activities of our business acquisitions that have closed, or are highly probable of closing, and include (i) advisory, legal and professional fees to complete business acquisitions and (ii) costs to integrate acquired businesses into our existing operations, including move, severance and system integration costs. Adjusted Earnings Per Share, or Adjusted EPS: We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Tax impact of reconciling items and discrete tax items; and (viii) Amortization related to the write-off of certain customer relationship intangible assets. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Non-Cash Amortization of Derivative Instruments: Includes amortization on instruments such as cross-currency swap agreements designated as a hedge of net investment. Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; and (vi) Intangible impairments. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Funds From Operations, FFO (Nareit), and FFO (Normalized): Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles (“FFO (Nareit)”). We calculate our FFO measures, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the Section X - Appendix and Definitions investors.ironmountain.com Q2 2025 Supplemental Financial Information 26

cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; (viii) Tax impact of reconciling items and discrete tax items; (ix) Intangible impairments; and (x) (Income) loss from discontinued operations, net of tax. FFO (Normalized) per share: FFO (Normalized) divided by weighted-average fully-diluted shares outstanding. Adjusted Funds From Operations, or AFFO: We define adjusted funds from operations or AFFO as FFO (Normalized) (1) excluding (i) non-cash rent expense (income); (ii) depreciation on non-real estate assets; (iii) amortization expense associated with customer and supplier relationship value, intake costs, acquisition of customer and supplier relationships, capitalized commissions and other intangibles; (iv) amortization of deferred financing costs and debt discount/ premium; (v) revenue reduction associated with amortization of customer inducements and above- and below-market data center leases; and (vi) the impact of reconciling to normalized cash taxes; and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). AFFO per share: Calculated as AFFO divided by weighted-average fully-diluted shares outstanding. Terminations/Permanent Withdrawal Fees: Revenue from the preparation, documentation, and permanent withdrawal of records. Business Segments: The Global Records and Information Management ("Global RIM"): Records Management, stores physical records and provides information services, vital records services, courier operations, and the collection, handling and disposal of sensitive documents ("Records Management") for customers in 61 countries around the globe. Data Management, provides storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations, server and computer backup services and related services offerings ("Data Management"). Global Digital Solutions, develops, implements and supports comprehensive storage and information management solutions for the complete lifecycle of our customers’ information, including the management of physical records, conversion of documents to digital formats and digital storage of information ("Global Digital Solutions"). Secure Shredding, includes the scheduled pick-up of office records that customers accumulate in specially designed secure containers we provide and is a natural extension of our hardcopy records management operations, completing the lifecycle of a record. Through a combination of shredding facilities and mobile shredding units consisting of custom built trucks, we are able to offer secure shredding services to our customers. Media and Archive Services, includes entertainment and media services which help industry clients store, safeguard and deliver physical media of all types, and provides digital content repository systems that house, distribute, and archive key media assets ("Media and Archive Services"). Consumer Storage, provides on-demand, valet storage for consumers ("Consumer Storage") utilizing data analytics and machine learning to provide effective customer acquisition and a convenient and seamless consumer storage experience. Global Data Center Business: Provides enterprise-class data center facilities and hyperscale-ready capacity to protect mission-critical assets and ensure the continued operation of our customers’ IT infrastructure, with secure, reliable and flexible data center options. Corporate and Other: Consists primarily of our Fine Arts and asset lifecycle management ("ALM") businesses and other corporate items ("Corporate and Other"). Our Fine Arts business provides technical expertise in the handling, installation and storing of art. Our ALM business provides hyperscale and corporate IT infrastructure managers with services and solutions that enable the decommissioning, data erasure processing and disposition, and recycling or sale of IT hardware and component assets. ALM services are enabled by: secure logistics, chain of custody and complete asset traceability practices, environmentally-responsible asset processing and recycling, and data sanitization and asset refurbishment services that enable value recovery through asset remarketing. In addition, ALM also offers device support, end-of-life disposition and recycling or sale of employee IT devices. Our ALM services focus on protecting and eradicating customer data while maintaining strong, auditable, and transparent chain of custody practices. Corporate and Other includes costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole. Section X - Appendix and Definitions investors.ironmountain.com Q2 2025 Supplemental Financial Information 27

Capital Expenditures and Investments: Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally discretionary in nature. We categorize our capital expenditures as follows: Growth Investment: Data Center - Expenditures primarily related to investments in the construction of data center facilities (including the acquisition of land), as well as investments to drive revenue growth, expand capacity or achieve operational or cost efficiencies. Real Estate - Expenditures primarily related to investments in land, buildings, building and leasehold improvements and racking structures to grow our revenues, extend the useful life of an asset or achieve operational or cost efficiencies. Innovation and Other - Discretionary capital expenditures for new products and services as well as computer hardware and software to drive revenue growth, expand capacity or to achieve operational cost efficiencies in businesses other than our data center business. Integration costs of acquisitions are also included. Recurring: Data Center - Expenditures related to the replacement of equivalent components and overall maintenance of existing data center assets. Real Estate - Expenditures primarily related to the replacement of components of real estate assets such as buildings, building and leasehold improvements and racking structures. Non-Real Estate - Expenditures primarily related to the replacement of containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets that support the maintenance of existing revenues or avoidance of an increase in costs. Constant Currency: Adjusts results to normalize Fx impacts across comparable periods. Data Center Business Definitions: Leaseable MW - Represents the amount of critical power capacity available for customer use, measured in megawatts (MW). Monthly Recurring Revenue (MRR) - Defined as recurring contractual revenue under existing commenced customer leases, including rent, power, and other recurring data center services. Pre-leased - A lease on data center capacity that is signed before construction has completed. Pre-Stabilized - A building recently placed in service which has not yet reached 85% leased or 24 months in service. Rental Churn Rate - Represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the MRR terminated in the period, compared with total MRR at the beginning of the period. TCV - “Total Contract Value” represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges. Total potential MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts. WALE - “Weighted Average Lease Expiry” (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements. EBITDAR: Calculated using a trailing four fiscal quarter basis earnings before interest, taxes, depreciation and amortization and rent expense (“EBITDAR”) of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement, subject to certain adjustments and exclusions, which make the calculation of financial performance for purposes of EBITDAR calculations not directly comparable to our presentation of Adjusted EBITDA. Credit Facility Fixed Charge Coverage Ratio: Calculated using a trailing four fiscal quarter basis EBITDAR divided by scheduled amortization, interest expense related to outstanding debt and preferred equity, if any, and rent expenses of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement. Net Lease-Adjusted Leverage Ratio: Calculated as net debt, including the capitalized value of lease obligations, of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement, plus six times rent expenses divided by EBITDAR. Organic Revenue Growth: Our organic revenue growth rate, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our organic revenue growth rate includes the impact of acquisitions of customer relationships. Records Management Retention Rate: Calculated as one minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Storage Rev/NOI per Sq. Ft.: Calculated as either storage revenue or Storage NOI (as defined below) divided by the quarterly building square foot average for storage products. Section X - Appendix and Definitions investors.ironmountain.com Q2 2025 Supplemental Financial Information 28

Service Profit and Margin: The Gross Profit and Margin attributable to the global service business. Calculated as follows: Total Revenues from Adjusted Service Activities - Service Cost of Sales = Service Gross Profit ($) / Total Revenues from Adjusted Service Activities = Service Gross Margin (%) Storage Net Operating Income, or Storage NOI: Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Storage Profit and Margin: Gross Profit and Margin attributable to the global storage business. Calculated as follows: Total Revenue from Adjusted Storage Rental Activities - Storage Rental Cost of Sales = Storage Rental Gross Profit ($) / Total Revenue from Adjusted Storage Rental Activities = Storage Rental Gross Margin (%) Tax Rates: Effective Tax Rate - GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate - Estimated tax rate for the full fiscal year calculated based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Storage Volume: Iron Mountain’s comprehensive portfolio of physical storage, including Global RIM and Corporate and Other, calculated on an absolute basis in cubic feet. Section X - Appendix and Definitions investors.ironmountain.com Q2 2025 Supplemental Financial Information 29